EXHIBIT 10.8




July 9, 2002



Bill Tam
c/o Infowave Software, Inc
Vancouver, BC

Dear Bill,

I am pleased to present you with the following employment offer on behalf of Infowave Software, Inc. ("Infowave" or the "Company"), as contained in this letter and the attached Proprietary Information Agreement:

Title: Executive Vice President of Sales & Marketing, reporting to the Board of Directors. You shall be appointed a member of the Office of the President.

Start Date:                   July 11, 2002.

Base Compensation:            $165,000 per year.

Option Shares:                An option to purchase 250,000 common shares of the
                              Company exercisable at a price to be determined in compliance with the policies of The Toronto Stock
                              Exchange and which shall vest (i.e. become exercisable) as to 1/16 of the options each three months for the first year from the date of commencement of employment, and at a rate of 1/12th of the remaining options each three months thereafter so that all such options will be vested over four years. The grant of the option provided within this offer letter is subject to regulatory, and, if necessary, shareholder approval. The option granted within this offer letter may not be exercised until all regulatory and shareholder approvals have been obtained.

Performance Compensation:     You are eligible to earn performance-based bonuses
                              up to $40,000 ($10,000 per quarter) based upon achieving the following recognized revenue targets:

     ------------------------------------------------------------------------------------------
              Q3:FY02                      Q4:FY02                         Q1:FY03
     ------------------------------------------------------------------------------------------
      75% of bonus @ $600,000      75% of bonus @ $800,000     To be reassessed during Annual
                                                                          planning

      85% of bonus @ $700,000      85% of bonus @ $900,000

     100% of bonus @ $800,000     100% of bonus @ $1,000,000
     ------------------------------------------------------------------------------------------

                              Performance-based bonuses will be paid out upon acceptance of recognized revenue by the Board of Directors after each quarter.

Benefits:                     The Employee may participate in and be entitled to
                              all benefits payable under the Employer's group term life insurance, medical and dental plans, long term disability coverages, pensions and/or profit sharing plan (if any) and any other benefit plans that the Employer may establish on the same terms and conditions as apply to all other employees of the Employer. A "Summary of Benefits" sheet is enclosed for your review.

Vacation:                     You will accrue vacation at a rate of 1.67 days
                              per month - or 20 days per year.



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                                       2



                              Change of Control: If the Employee is terminated without cause within 6 months of a Change in Control, the Employee shall be entitled to a gross lump sum equal to 6 months base salary. A
                              "Change of Control" means:

                              i) any Person (as defined in the Securities Act (British Columbia)), or combination of Persons acting jointly or in concert, acquires or becomes the beneficial owner of, directly or indirectly, more than 50% of the voting securities of Infowave, whether through the acquisition of previously issued and outstanding voting securities of Infowave or of voting securities of Infowave that have not been previously issued, or any combination thereof or any other transaction having a similar effect; or

                             ii) any amalgamation, merger or arrangement of Infowave with or into another where the shareholders of Infowave immediately prior to the transaction will hold less than 51% of the voting securities of the resulting entity upon completion of the transaction (for greater certainty, in calculating the percentage ownership, any shares issued under a contemporaneous financing shall not be included in the calculation); or

                            iii) the sale of all or substantially all of the assets of the Company.

                              In the event of a Change of Control, 50% of unvested options shall vest immediately.

Termination:                  Should you be terminated without cause during the
                              first 6 months from your commencement of full-time employment, you will be entitled, at the Company's option, to: (i) 3 months written notice; (ii) a gross lump sum equal to 3 months base salary with all options due to vest in the subsequent 3 months vesting immediately; or (iii) any combination of such notice and payment in lieu thereof.

                              Should you be terminated without cause after the first 6 months from your commencement of full-time employment, you will be entitled at the Company's option to: (i) 6 months written notice; (ii) a gross lump sum equal to six months base salary with all options due to vest in the subsequent 6 months vesting immediately; or (iii) any combination of such notice and payment in lieu thereof.

                              For greater certainty, you shall not be entitled to a payment under both "Change of Control" and "Termination".

Confidentiality:              You will appreciate that details of all components
                              of your compensation package will be held by you in strictest confidence. Confidentiality concerning all salary issues is a condition of your employment with Infowave.

Promotion to President:       Upon satisfactory achievement of recognized
                              revenue targets for both Q3 and Q4 2002 of US$800,000 and US$1,000,000, respectively, the
                              Board of Directors will consider, at its sole and absolute discretion, the possibility of your promotion to President of the Company effective

                              January 1, 2003. In the event that you are not promoted to the position of President and Infowave has met the Q3 and Q4 recognized revenue targets described above, or if the Board of Director appoints another person as President prior to January 1, 2003, you may elect to terminate your employment and you will be paid an aggregate sum equal to 3 months base salary and all options due to vest in the subsequent 3 months shall vest immediately.

                              The Board of Directors will also consider, at its sole and absolute discretion, the possibility of promoting you to President of the Company in the event of: (i) a change in the management structure of the Office of the President; (ii) the resignation or termination of a member of the Office of the President; or (iii) achieving the Q4 recognized revenue target of US$1,000,000 before Jan 1, 2003. You acknowledge and agree that you shall have no claim against the Company for any reason whatsoever, including without limitation constructive dismissal, if you are not promoted to the position of President in these circumstances.

Re-location Expenses:         The Company shall pay you for reasonable moving
                              expenses incurred in your prior move from the City of Calgary to the Greater Vancouver Area, to a maximum of $7,500.

Directors and Officers        The Company shall immediately add you as an
Liability Coverage:           insured party under its directors and officers
                              liability insurance policies. The Company shall use its reasonable commercial efforts to keep you insured under such policies on terms consistent with other officers of the Company.

Policies and Procedures:      You agree at all times to be bound by the
                              Company's policies and procedures as they may be contained and viewed on our intranet. You agree to promptly and without delay familiarize yourself with such policies and procedures and to maintain a current awareness of same.

This offer, together with the attached Proprietary Information Agreement, represents the entire understanding between the parties as to the subject matter hereof and supersedes all prior oral and written commitments, contracts and understandings with respect to that subject matter.

If you have any questions about the details of this offer, please contact me at 760.9039.

If you accept this job offer, please sign both copies of this letter and the attached Proprietary Information Agreement in the designated spaces and return one copy of each to Annie Ho, Director of Human Resources. This employment offer expires at 5:00 pm (Vancouver time) on July 10, 2002.

Bill, we are looking forward to the prospect of you joining Infowave. We believe you will be an asset to Infowave and a key driver and participant in its growth.

Best regards
Infowave Software, Inc.


Jim McIntosh
Director
                                       ----------------------------------
                                       Bill Tam


                                       -----------------------------------

                                       Date

                        PROPRIETARY INFORMATION AGREEMENT


THIS AGREEMENT made as of the _____ day of ______________ 200___.

BETWEEN Infowave Software, Inc., having an office at Suite 200 - 4664 Lougheed Highway, Burnaby, B.C., Canada, ("Employer") and Bill Tam ("Employee").

WHEREAS the Employee has entered into a letter agreement of even date (the "Letter Agreement") providing for the full and active employ of the Employer in accordance with the terms and conditions set forth therein;

AND WHEREAS the Employee acknowledges that in the performance of the services contemplated by the letter agreement he will create or be privy to Trade Secrets and other confidential information, inventions, works, designs and other intellectual property, all of which are valuable to the Employer;

AND WHEREAS there may exist previous agreements between the Employer and the Employee;

NOW THEREFORE in consideration of the Employer employing the Employee and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

1.   Definitions

1.1. "Confidential Information" means information concerning the Employer's scientific and business interests including the Technology which is not generally available to third parties and which is treated by the Employer, in accordance with its policies, as confidential information or a trade secret.

1.2 "Technology" means the research and development carried out by the Employer during the term of this agreement, and the research and development that during the term of this agreement the Employer comes to anticipate carrying out in the future.

1.3 "Work Product" means any work, research or development produced or created by the Employee of a technical, scientific, or business nature pertinent to the Employer's scientific or business interests including that relating to the Technology or Confidential Information.

1.4 "Compete" means to research, develop, manufacture, distribute, or market, other than as instructed by the Employer a product or service which performs a similar function to a product or service (a) which during the term of this agreement the Employer researches, develops, manufactures, distributes, or markets, or (b) which during the term of this agreement the Employer comes to anticipate researching, developing, manufacturing, distributing, or marketing in the future.

1.5  "Homework" means either and both of the following:

     (a) information or material which was legally in the possession of the Employee prior to this agreement;

     (b) information or material which the Employee develops or obtains during the term of this agreement without using the Technology, Confidential Information, Work Product, or equipment, materials, or facilities belonging to or provided by the Employer, and which the Employee intends to use, though not necessarily exclusively, in a way that does not relate to the Work Product and that does not Compete.

1.6  "Office" means any of the Employer's normal places of business.

1.7 "Termination" means the termination of the Employee's employment with the Employer.

1.8 "Layoff" means a temporary suspension of the Employee's employment with the Employer which is affected by the Employer.

2.   Replacement of previous agreements

2.1 This agreement completely replaces any and all previous agreements between the Employer and the Employee relating to the subject matter hereof.

3.   Duration of Agreement

3.1 This agreement shall be deemed to come into effect on the day and year first above written.

3.2  This  agreement  shall remain in effect until  Termination,  provided  that
Section 7 shall survive Termination.

3.3 Termination may be affected by either party at any time provided that any requirements under the Letter Agreement of notice before Termination and/or compensation after Termination are met.

3.4 In the event of a Layoff, this agreement shall remain in effect during the Layoff.

3.5 In the event of a Layoff, the Employee shall have the right during the Layoff to affect Termination effective immediately upon notifying the Employer.

4.   Work Product and Homework of Employee

4.1 The Employee has expended or will expend time and effort, and may have expended or may expend money in the research and development relating to the Technology resulting in Work Product being created on behalf of the Employer. The parties wish to acknowledge that any and all Work Product has been carried out on behalf of the Employer and all proprietary right, title, and interest in and to the Work Product and the Technology remains that of the Employer.

4.2  The Employer recognizes the right of the Employee to create Homework.

5.   Ownership of Work Product and Homework

5.1 The Employee agrees that any Work Product created by the Employee in furtherance of any identifiable project carried out by the Employer either developed solely or jointly with any other party will be the sole and exclusive property of the Employer. The Employer is and will be the sole owner of all copyrights, patents, and other intellectual property rights in the Work Product and the Technology.

5.2 The Employee hereby assigns to the Employer any rights the Employee may have or acquire in the Work Product, excepting any rights the Employee may obtain from the Employer in a separate written agreement. At any and all times, either during or after termination of the Employee's employment with the Employer the Employee will promptly, on the request of the Employer, perform all such acts and execute and deliver all such documents that may be necessary to vest in the Employer the entire right, title, and interest in and to any such Work Product. Should any such services be rendered after termination of employment with the Employer a reasonable compensation will be paid to the Employee by the Employer upon a per diem basis in addition to reasonable traveling and accommodation expenses incurred as a result of rendering such services.

5.3 If the Employee removes any Work Product from the Office, and makes modifications to the Work Product using either his or her own equipment or the Employer's equipment, the Employee agrees that all modifications done to the Work Product are owned by the Employer.

5.4 The Employer agrees that any and all Homework is the sole property of the Employee unless the Homework becomes part of any Work Product. When Homework becomes part of the Work Product the Employer retains exclusive rights and ownership.

5.5 The Employer grants to the Employee the right to use its equipment and facilities for the purpose of obtaining computer software or information which is in the public domain, or which is distributed by the copyright holder free of charge or as shareware, provided that these activities do not impede or delay the creation of Work Product. Any information or materials developed by the Employee with the aid of computer software or information obtained by the Employee in this way shall be deemed to be Homework if it would have been Homework had it been developed without the aid of said computer software or information.

6.   Confidential Information and Non-Disclosure

6.1 The Employee will not, either during the term of his or her employment or at any time thereafter, disclose to any person other than to the Employer or make use of other than as directed by the Employer any Confidential Information which the Employee may receive or create as a result of his or her employment or retainer, unless the Employee can clearly prove that the information (a) is or has become readily available to the public in the same form, other than through a breach of this agreement, (b) was lawfully obtained in the same form by the Employee from an independent third party without breach of this agreement and which did not originate from the Employer, or (c) was in the Employee's possession in the same form prior to the Employee's disclosure of such information and did not originate from the Employer.

6.2 The Employee hereby certifies that he or she has not brought and will not bring with the Employee to the Employer or use while performing his or her employment duties for the Employer or incorporate into any Work Product any materials or documents of a former employer or a third party which are not generally available to the public. The Employee understands that while employed by the Employer, the Employee is not to breach any obligation of confidence or duty that the Employee may have to a former employer or third parties and the Employee agrees that he or she will fulfill all such obligations during his or her retainer or employment with the Employer.

6.3 The Employee will not remove any Confidential Information from the Office unless permitted by the Employer.

7.   Conflict of Interest and Non-Competition

7.1 The Employee agrees that during the term of this agreement and for a period of one year after Termination the Employee will neither Compete, assist a third party to Compete, nor manage or operate an organization that Competes.

7.2 The Employee acknowledges and agrees that there can be no geographical limit to his or her covenant not to Compete due to the nature of the business of the Employer and the technologies with which the Employer is involved.

7.3 In the event that a dispute arises concerning whether or not the research, development, manufacture, distribution or marketing of a product of service was, during the term of this agreement, anticipated by the Employer, such anticipation shall be presumed to not have occurred unless the Employer can clearly show otherwise.

8.   General Provisions

8.1 This agreement applies to all Work Product whether created by the Employee prior or subsequent to the date of this agreement.

8.2 All obligations of confidence and non-disclosure of the Work Product, all provisions of assistance by the Employee in obtaining intellectual property protection, and all provisions of avoidance of previous agreements contained in this agreement will survive termination of this agreement.

8.3 The Employee hereby covenants that he is not a party to any existing employment agreement or other agreement which could limit the scope of the work to be performed by the Employee pursuant to this Agreement.

8.4 This agreement will be binding upon and enure the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. This agreement will not be assignable by the Employee.

8.5 The Employee hereby acknowledges and agrees that the Employer's trade secrets and other confidential information constitute extremely valuable proprietary property of the Employer and that the Employer and its licensees will suffer irreparable harm if unauthorized parties gain access to the Employer's secrets. The Employee accordingly agrees that if any of the Employer's secrets are disclosed, copied, or used in violation hereof, then the Employer shall have, in addition to any other remedies available to it, the right to injunctive relief (including interlocutory injunctive relief) enjoining such action and the Employee hereby acknowledges and agrees that other remedies and inadequate to fully protect the Employer's proprietary rights.

8.6 The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the intent and meaning of this agreement.

8.7 If any term, covenant, or condition of this agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this agreement or the application of such term, covenant, or condition to persons or circumstance other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this agreement shall be valid and enforced to the full extent permitted by law.

8.8 All references to a party whether a party to this agreement or not, will be read with such changes in number and gender as the context or reference requires.

8.9 This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the parties hereby attorn to the jurisdiction of the Courts of the Province of British Columbia.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

                                    Infowave Software, Inc.

                                    Per:
                                         ---------------------------------------
                                         Jim McIntosh


                                    --------------------------------------------
                                    Bill Tam

                                    --------------------------------------------
                                    Date